UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): AUGUST 27, 2009
ISOLAGEN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 713-6000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy Or Receivership
As previously reported, on June 15, 2009 Isolagen, Inc. (the “Company”) and the Company’s wholly owned subsidiary, Isolagen Technologies, Inc. (“Isolagen Tech”) (the Company and Isolagen Tech are referred as the “Debtors”), each filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware in Wilmington (the “Bankruptcy Court”) under Case Nos. 09-12072 and 09-12073, respectively. The Company and Isolagen Tech continue to manage and operate their business as debtors in possession pursuant to Bankruptcy Code sections 1107 and 1108.
On August 27, 2009 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Joint First Amended Plan of Reorganization dated July 30, 2009, as supplemented by the Plan Supplement dated August 21, 2009 (as so modified and supplemented, the “Plan”). Copies of the Debtors’ First Amended Joint Plan of Reorganization dated July 30, 2009, the Plan Supplement and the exhibits to the Plan Supplement are filed as exhibits to this Report and are incorporated herein by this reference.
The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.
Plan of Reorganization
A. Implementation of the Plan
1. Effective Date. On the date all of the conditions precedent to confirmation and consummation of the Plan are satisfied or waived (the “Effective Date”), the Company will emerge from bankruptcy as a company named “Fibrocell Science, Inc.”
2. New Board of Directors. On the Effective Date, the Company’s current officers and directors shall be deemed to have resigned and a new board of directors shall be determined by the DIP Lenders and the Plan Funders. The initial board of directors of the Company shall consist of David Pernock, Paul Hopper and Kelvin Moore. Declan Daly shall remain as an executive officer of the Company.
3. Exit Financing. On the Effective Date, the Company will issue New Common Stock to the Plan Funders in exchange for $2 million to fund the Reorganized Debtors’ continued operations and the distributions that the Reorganized Debtors must make pursuant to the terms of the Plan.
4. Equity Holders. As discussed below, all equity interests in the Company, including without limitation common stock, options and warrants, will be cancelled. Upon the Effective Date, the Company intends to complete an Exit Financing of common stock in the amount of $2 million, after which the equity holders in the Company shall be: (i) 7,320,000 shares, or 49.91%, to the Pre-Petition Lender Claims and DIP Facility Claims, collectively; (ii) 3,960,000 shares, or 27%, to the 3.5% Convertible Noteholders; (iii) 600,000 shares, or 4.09%, to Management; (iv) 120,000 shares, or 0.82%, to the General Unsecured Claims; and (v) 2,666,666 shares, or 18.18%, for the Exit Financing (the Pre-Petition Lender Claims, DIP Lenders and 3.5% Convertible Noteholders shall have the right to participate in the Exit Financing; the percentages in (i) and (ii) assume full funding of the Exit Financing and no participation by any of the listed creditor classes). Upon the completion of the Exit Financing, the Company will have a total of 14,666,666 shares outstanding. Distribution of such New Common Stock shall be made by delivery of one or more certificates representing such shares as described herein or made by means of book-entry exchange through the facilities of DTC in accordance with the customary practices of DTC. To the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code, the Company will not issue nonvoting equity securities; provided, however the foregoing restriction will (a) have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The Certificate of Incorporation and By-Laws will set forth the rights and preferences under the New Common Stock.
5. Management Incentive Plan. The management team of the Reorganized Debtors and their subsidiaries shall receive 5% of the New Common Stock, subject to dilution by the Exit Financing. The management team’s equity state shall be subject to a two-year vesting schedule whereby 50% shall vest on the Effective Date, 25% shall vest on the first anniversary, and 25% shall vest on the second anniversary.
6. Assets and Liabilities. The assets and liabilities of the Company as the date of the Confirmation Order are as set forth in the Plan and Disclosure Statement filed with the Bankruptcy Court, which is attached hereto.
B. Treatment of Claims and Interests
1. Class 1 — Pre-Petition Lender Claims: Subject to and pursuant to the terms of the Plan, the Holders of the Allowed Pre-Petition Lender Claims have agreed that, in lieu of accepting Cash on account of their Allowed Pre-Petition Lender Claims, the Pre-Petition Lenders shall receive, together with the DIP Lenders as set forth in Section 3.06 of the Plan, their Pro Rata share of up to 61% of the New Common Stock of the Company, subject to dilution by the Exit Financing. The DIP Lenders and the Pre-Petition Lenders have also agreed to compensate Viriathus or its assignee 10% of its Pro Rata Distribution of the New Common Stock.
2. Class 2 — Other Secured Claims: On the Distribution Date, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim and at Debtors’ exclusive election, either: (i) Cash equal to the amount of such Allowed Other Secured Claim, or (ii) the Collateral which serves as security for such Allowed Other Secured Claim, except to the extent that any Holder of an Allowed Other Secured Claim agrees to less favorable treatment thereof.
3. Class 3—3.5% Convertible Notes: Each Holder of an Allowed 3.5% Noteholder Claim shall receive, in full and final satisfaction, settlement, release and discharge of and in exchange for such Allowed 3.5% Noteholder Claim the following:
(a) its Pro Rata share of an unsecured note in the principal amount of $6 million (the “New Note”). The New Note shall have the following features: (1) 12.5% interest payable quarterly in Cash or, at the Company’s option, 15% payable in kind (“PIK”) by capitalizing such unpaid amount and adding it to the principal as of the date it was due; (2) maturing June 1, 2012; (3) at any time prior to the maturity date, the Company may redeem any portion of the outstanding principal of the New Notes in Cash at 125% of the stated face value of the New Notes; provided that the Company will be obligated to redeem all outstanding New Notes upon the following events: (a) the Debtors successfully complete a capital campaign raising in excess of $10,000,000; or (b) the Debtors are acquired by, or sell a majority stake to, an outside party; (4) the New Notes contain customary representations, warranties and covenants, including a covenant that the Debtors shall be prohibited from the incurrence of additional debt without obtaining the consent of 66 2/3% of the New Note holders.
(b) its Pro Rata share of 33% of the New Common Stock subject to dilution by the Exit Financing.
(c) The Plan allows the 3.5% Noteholder Claims in the amount of the outstanding principal and accrued and unpaid interest as of the Petition Date in the approximate aggregate amount of $81 million (plus any other amounts due under the indenture and allowable under the Bankruptcy Code).
4. Class 4—General Unsecured Claims: Each holder of an Allowed General Unsecured Claim shall, in full and final satisfaction, settlement, release and discharge of and in exchange for such Allowed General Unsecured Claim, be paid their Pro Rata portion of 1% of the New Common Stock, subject to dilution by the Exit Financing.
5. Class 5—Old Common Stock: On the Effective Date, all Interests in Old Common Stock (which include options, warrants and other convertible securities) shall be cancelled and extinguished under the Plan, and the Holders thereof shall neither retain nor receive any distribution of property or Assets on account of their Interests.

6. Class 6—Intercompany Claims: No distributions shall be made under the Plan on account of Intercompany Claims, and any and all liability on account of such Intercompany Claims shall be deemed discharged.
7. Treatment of Administrative Claims, Priority Tax and Non-Tax Claims: Administrative Expense Claims are not impaired under the Plan. Each Holder of an Allowed Administrative Expense Claim, shall, in full and final satisfaction, release and discharge of and in exchange for such Allowed Administrative Expense Claim, be paid either (i) in Cash or (ii) on such other terms and conditions as may be agreed between the Holder of the Allowed Administrative Expense Claim the Debtors and/or the Reorganized Debtors, and the Agent. Priority Non-Tax Claims are not impaired under the Plan. Each Holder of an Allowed Priority Non-Tax Claim shall, in full and final satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Non-Tax Claim, receive Cash in the amount of the Allowed Priority Non- Tax Claim, except to the extent that any Holder of an Allowed Priority Non-Tax Claim agrees to less favorable treatment thereof. Priority Tax Claims are not impaired under the Plan. Each Holder of an Allowed Priority Tax Claim shall, in full and final satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, be paid in full through deferred Cash payments in an aggregate principal amount equal to the amount of the Allowed Priority Tax Claim plus interest on the unpaid portion at the rate of 4% per annum from the Effective Date through the date of payment thereof which may be as long as 5 years from the order for relief in the bankruptcy cases, except to the extent that any Holder of an Allowed Priority Tax Claim agrees to less favorable treatment thereof.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

2.1	Debtors’ First Amended Joint Plan of Reorganization dated July 30, 2009 (filed as Exhibit 10.2 to the Company’s Form 10-Q for quarter ended June 30, 2009, filed on August 12, 2009)
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
99.1	Disclosure Statement
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.
Date: September 2, 2009	By:	/s/ Declan Daly
Declan Daly,
Chief Executive Officer